CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.
Exhibit 10.1
AMENDMENT No. 1 TO COMMERCIAL SUPPLY AGREEMENT
This Amendment No. 1 to the Commercial Supply Agreement (“Amendment”) is effective as of May 11th, 2026 (“Amendment No. 1 Effective Date”) by and between Ardelyx, Inc., a Delaware corporation, having a place of business at 400 Fifth Avenue, Suite 210, Waltham, Massachusetts 02451, U.S.A. (“Client”), and Catalent Pharma Solutions, LLC, a Delaware limited liability company, having a place of business at 200 Crossing Blvd., Floor 7, Bridgewater, New Jersey 08807, U.S.A. (“Catalent”). This Amendment refers to Catalent and Client individually as “Party” and collectively as the “Parties”.
WITNESSETH:
WHEREAS, Client and Catalent are Parties to the Commercial Supply Agreement dated July 23rd, 2024 (the “Agreement”); and
WHEREAS, Catalent and Client wish to amend certain terms of the Agreement, and include new Product strengths to the Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth below, the Parties agree as follows:
1.    Capitalized Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. For clarity, the term “Agreement” as used in the Agreement and herein shall mean the Agreement as amended hereby.
2.    Amendment to Agreement.
2.1.    Section 1.20 of the Agreement is hereby deleted in its entirety and replaced with the following:
1.20    “Commencement Date” means, with respect to each Product Brand separately, the first date upon which Client receives all Regulatory Approvals required for sale in the first market in the Territory of each Product Processed by Catalent at the Facility. For the avoidance of doubt, the Commencement Date shall be recorded by way of written document (substantially in the form of Attachment A1 and Attachment A2) within 3 months after the occurrence of the first relevant Regulatory Authority approval for each Product Brand, signed by both Parties, and attached as Attachment A1 for the Ibsrela® Product Brand and as Attachment A2 for the Xphozah® Product Brand.
2.2.    Attachment A of the Agreement is hereby deleted in its entirety and replaced with the Attachment A1 and Attachment A2 attached hereto.

2.3.    Section 1.22 of the Agreement is hereby deleted in its entirety and replaced with the following:

1.22    “Contract Year” means for each Product Brand separately, (i) for the first Contract Year, the partial 12-month period beginning on the Commencement Date for such Product and ending on December 31 thereafter (“Contract Year 1”) and (ii) following Contract Year 1, each consecutive 12-month period beginning on January 1 and ending on December 31 (“Contract Year 2”, “Contract Year 3”, etc.).
2.4.    Section 1.45 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Product” means the bulk pharmaceutical products containing the API (including different strengths), Processed in accordance with the Specifications. The 50 mg Product will be under the Ibsrela® brand, and the 20 mg and 30 mg Products will be under the Xphozah® brand, which will be referred to as “Product Brand(s)”.
2.5.    Attachment C of the Agreement is hereby deleted in its entirety and replaced with the revised Attachment C attached hereto.
2.6.    Section 7.1(C) of the Agreement is hereby deleted in its entirety and replaced with the following:

7.1(C)    Client shall pay Catalent (i) the Annual Product Maintenance Fees for Product Maintenance Services, and (ii) [***].
2.7.    Section 16.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

16.1    Term. This Agreement shall commence on the Effective Date and shall continue until the end of the 5th Contract Year of the Product Brand with the last Commencement Date, unless earlier terminated in accordance with Section 16.2 (such term, including any extension in accordance with this Section 16.1, the “Term”). Unless this Agreement is terminated in accordance with Section 16.2, the Term shall automatically extend for successive 2-year periods unless and until one Party gives the other Party at least 24 months’ prior written notice of its desire to terminate as of the end of the then-current Term.
2.8.    Section 3(d) shall be incorporated to Attachment D of the Agreement as follows:
[***]
3.    Entire Agreement. This Amendment and the Agreement constitute the entire agreement between the Parties relating to the subject matter hereof and thereof and may not be varied except in writing signed by a duly authorized representative of each Party.

4.    Reference to Agreement. From and after the Amendment No. 1 Effective Date, each reference in the Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended by this Amendment.
5.    Ratification. The Agreement shall remain in full force and effect and is hereby ratified, approved, and confirmed in all respects. There shall be no changes to the Agreement except as expressly set forth herein.
6.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the internal laws of the State of Delaware, U.S.A., without giving effect to any laws, rules, or provisions of State of Delaware that would cause the application of the laws, rules or provisions of any other jurisdiction other than State of Delaware. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Amendment.
7.    Counterparts. This Amendment may be executed in counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument. Any photocopy, facsimile, or electronic reproduction of this Amendment shall constitute an original.

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment effective as of the Amendment No. 1 Effective Date.

CATALENT PHARMA SOLUTIONS, LLC	ARDELYX, INC.

By: /s/ Aris Gennadios	By: /s/ John E. Bishop

Name: Aris Gennadios	Name: John E. Bishop

Title: Group President, Pharma & Consumer Health	Title: Chief Technical Operations Officer

ATTACHMENT A1
[To be completed and signed by both Parties and to be attached as Attachment A1 within three (3) months of the Commencement Date]

The Parties hereby acknowledge and agree that the Commencement Date, as defined in Section 1.20 of the Agreement, is [insert date], which is the date upon which the [insert Regulatory Authority] approved the Ibsrela® Product Brand for sale in the market in [insert country/region].

Catalent Pharma Solutions, LLC	Ardelyx, Inc.

Signature	Signature
Printed Name	Printed Name
Title	Title

ATTACHMENT A2
[To be completed and signed by both Parties and to be attached as Attachment A2 within three (3) months of the Commencement Date]

The Parties hereby acknowledge and agree that the Commencement Date, as defined in Section 1.20 of the Agreement, is [insert date], which is the date upon which the [insert Regulatory Authority] approved the Xphozah® Product Brand for sale in the market in [insert country/region].

Catalent Pharma Solutions, LLC	Ardelyx, Inc.

Signature	Signature
Printed Name	Printed Name
Title	Title

ATTACHMENT C
UNIT PRICING AND FEES
[***]